PARTICIPATION AGREEMENT
                                      Among
                    OFFITBANK VARIABLE INSURANCE FUNDS, INC.,
                          OFFIT FUNDS DISTRIBUTOR, INC.
                                    OFFITBANK
                           C.M. LIFE INSURANCE COMPANY
                    CONNECTICUT MUTUAL LIFE INSURANCE COMPANY
                  CONNECTICUT MUTUAL FINANCIAL SERVICES, L.L.C.

         THIS AGREEMENT, made and entered into as of the 30th day of November, 1995 by and among CONNECTICUT MUTUAL LIFE INSURANCE COMPANY ("CML"), C.M. LIFE INSURANCE COMPANY, ("C.M. Life"), each a Connecticut corporation, on its own behalf and on behalf of certain validly existing segregated asset separate accounts, together with any other segregated asset separate account established by either Company and which the parties may agree to add to this Agreement from time to time, (referred to herein as the "Separate Accounts"). CONNECTICUT MUTUAL FINANCIAL SERVICES, L.L.C., (hereinafter referred to as "CMFS") a limited liability company organized under the laws of the state of Connecticut, OFFITBANK VARIABLE INSURANCE FUNDS, INC., a corporation organized under the laws of the State of Maryland (hereinafter the "Fund") OFFIT FUNDS DISTRIBUTOR, INC., (hereinafter the "Underwriter"), a corporation organized under the laws of the State of Delaware, and OFFITBANK, a trust company organized under the laws of the State of New York.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by the C.M. Life and/or CML, as well as other affiliated and unaffiliated life insurance companies, (collectively the "Participating Insurance Companies"); and

         WHEREAS, the common stock in the Fund is divided into several series of shares, each designated and referred throughout as a "Portfolio" and representing an interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, OFFITBANK, is a Trust company organized under the banking laws of the State of New York, (hereinafter the "Adviser"); and

         WHEREAS, CML and C.M. Life (collectively the "Companies") will be the issuers of certain variable annuity insurance contracts and variable life insurance policies (collectively, the "Contracts") as set forth in Schedule B hereto, as the Parties hereto may amend from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, each separate account of the Companies listed on Schedule A attached hereto (collectively the "Separate Accounts") is duly organized under applicable state insurance law and authorized by resolutions of the respective Boards of Directors of the Companies to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS, the parties to this agreement acknowledge that Contracts using segregated asset separate accounts may be developed in the future, and such segregated asset accounts may by agreement of the parties hereto, also purchase shares of the Fund; and

         WHEREAS, the Companies have registered or will register the Separate Accounts as unit investment trusts under the 1940 Act to the extent required by law; and

         WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (hereinafter "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

         WHEREAS, CMFS is also registered as a broker-dealer under applicable state and federal laws, is a member in good standing of the NASD, and it will enter into principal underwriting agreements with the Companies to distribute the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Companies intend to purchase shares of the Portfolios on behalf of the Separate Accounts to fund the Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as each Separate Account at net asset value; and

         WHEREAS, the Contracts may also make available as funding vehicles thereunder shares of certain other management investment companies shares under the Contracts (the "CML Funds"), in addition to the Portfolios.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties hereto agree as follows:

                         ARTICLE I. Sale of Fund Shares

         1.1 The Underwriter agrees to sell to the Companies on behalf of the Separate Accounts those shares of the Portfolios which a Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the particular Portfolios. For purposes of this Section 1.1, the Company so acting shall be the designee of the Fund for receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order on the next following Business Day. . "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. The Company shall use its best efforts to communicate such orders to the Fund by 11:00 a.m. Eastern Standard Time.

         1.2 The Fund agrees to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Companies and their Separate Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.3 The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios, by amending Schedule C hereto. Upon such amendment to Schedule C, any applicable reference herein to a Portfolio, the Fund, or its shares shall include a reference to any such additional Portfolio. The Companies agree that if a decision is made to add a Portfolio, it will take all actions required under state and federal insurance and securities laws in connection with making the Portfolios available. These actions may include, but are not limited to:

                (i) amending an existing  registration  statement filed with the
                    SEC for a Contract;

               (ii) obtaining  the  approval  of  applicable   state   insurance
                    regulatory authorities; and

              (iii) notifying and/or obtaining Contract Owner approval.

         1.4 For a period of three years from the date hereof, the Company, the Fund, and the Underwriter agree that shares of the Fund will not be sold to any other similarly situated, segregated asset separate account for the purpose of providing an investment vehicle for variable annuity Contracts with features that are substantially similar to those of the Contracts. The parties to this agreement understand, however, that the Fund may sell shares to variable life insurance separate accounts, including the Separate Account(s) listed on Schedule A.

         1.5 The Fund agrees to redeem for cash, at the Companies' request, any full or fractional shares of the Fund held by a Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. The Fund will use its best efforts to pay and transmit the redemption proceeds the next business day after redemption. For purposes of this Section 1.5 the Companies shall be the designee of the Fund for receipt of requests for redemption from a Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request from a Company on the next following Business Day.

         1.6 The Companies agree to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund available to a Separate Account and in accordance with the provisions of such prospectus. Amounts received under the Contracts may also be invested in other investment companies available to a Separate Account.

         1.7 Payments with respect to purchase and redemption orders for each Portfolio shall be netted and each Company or the Fund, as applicable, shall transmit one net payment per Portfolio. In the event of net purchases, each Company shall pay for Fund shares in federal funds transmitted by wire on the next business day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire on the next business day after an order to redeem Fund shares is made in accordance with the provisions of Section 1.5 hereof. Each Company may elect to receive a credit for shares of any Portfolio in lieu of receiving net redemption proceeds. Upon receipt by a Company or the Fund of federal funds, such funds shall cease to be the responsibility of the Party transmitting such funds and shall become the responsibility of the Party receiving such funds.

         1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to a Company or to any Separate Account. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or an appropriate sub-account of a Separate Account.

         1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Companies of any income dividends or capital gain distributions payable on the Fund's shares. The Companies, both individually and on behalf of its respective Separate Account(s), hereby elect to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of the particular

Portfolio receiving such income dividend or distribution. The Companies each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Companies of the number of shares so issued as payment of such dividends and distributions.

         1.10 The Fund shall make the net asset value per share for each Portfolio available to the Companies on a daily basis as soon as reasonably practical after the net asset value per share is calculated and the Fund shall use its best efforts to both calculate and make such net asset value per share available by 4:15 p.m. Eastern Time. If the Fund provides incorrect share net asset value information, a Company, either on behalf of itself or on behalf of a Separate Account(s), shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, a Company shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected). Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.0l per share shall be reported immediately upon discovery to a Company. Such errors shall be corrected as soon as is reasonably practical. Any error of a lesser amount shall be corrected in the next business day's net asset value per share.


                   ARTICLE II. Representations and Warranties

         2.1 The Companies each represent and warrant that the Contracts are, or will be, registered under the 1933 Act to the extent required thereby and that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws and regulations. The Companies further represent and warrant that each is an insurance company duly organized and in good standing under applicable law and that it has (or will have) legally and validly established each Separate Account thereof as a segregated asset account under applicable state insurance law and has registered or, prior to any issuance or sale of the Contracts, will register each Separate Account as a unit investment trust to the extent required by and in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. In addition, each Company represents and warrants that its Contracts are currently or will be treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Moreover, each Company represents and warrants that each Separate Account is a "segregated asset account" and that interests in each Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its every effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by law on the form prescribed by such Act (hereinafter referred to as the "Registration Statement"). The Fund further represents and warrants that its shares are duly authorized for issuance and are sold in compliance with all applicable federal and state laws, and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by law.

         2.3 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter warrants that it is lawfully organized and validly existing under the laws of the State of Delaware. The Underwriter further represents that it will sell and distribute Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.4 CMFS represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. CMFS warrants that it is lawfully organized and validly existing under the laws State of Connecticut. CMFS further represents that it will sell and distribute the Contracts in accordance with all other applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that its organization and operations will comply in all material respects with the 1940 Act.

         2.6 The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities and banking laws and regulations and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities and banking laws and regulations.

         2.7 The Fund and Underwriter each represents and warrants that all of their respective Directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company acceptable to the Fund.

         2.8 The Fund and the Underwriter each represent and warrant that each will notify the Companies of any federal, state or other regulatory inquiries, disciplinary actions, stop orders, or customer complaints that could impact sales of either the Fund shares or the Contracts. The Companies and CMFS each agree that they shall likewise notify the Underwriter of any such actions, inquiries, stop orders or complaints that could impact sales of either the Fund shares or the Contracts.

         2.9 The Fund represents that it has obtained all necessary or customary orders of exemption or approval from the SEC to permit sales of Fund shares to the Separate Accounts, and that it agrees to obtain any exemption or approval as may be required in the future.

         2.10 The Companies each represent that they have (or will) obtained all necessary and customary orders of exemptions or approval from the SEC to permit sales of the Contracts and each agrees to obtain any exemption or approval as may be required in the future.

         2.11 The Fund represents and warrants that all financial statements contained in the Registration Statement for the Fund or to be furnished in connection with amendments thereto, or annual or semiannual reports to shareholders present or will present fairly the financial position of the Fund on the dates indicated, and that such financial statements have been or will be prepared in conformity with generally accepted accounting principles.

         2.12 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board or Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.


             ARTICLE III. Prospectuses and Proxy Statements: Voting

         3.1 Each Company shall prepare and provide the Fund or its designee with a copy of the current prospectus (and any supplement thereto) for each Contract, either in "camera ready" form or on a computer diskette in a form ready for immediate use, and such other assistance as may be reasonably necessary in order for the Fund once each year (or more frequently if the prospectus for the Contracts is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Fund's shares printed together in one document and delivered in a timely manner to existing or prospective Contract owners. The expense of such printing and distributing shall be borne by the Fund or its Adviser, as appropriate, in accordance with applicable law.

         3.2 The Fund's prospectus shall state that the Statement of Additional Information ("SAI") for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that the SAI is available from the
Fund).

         3.3 Each Company shall provide the Fund or its designee with copies of the SAI (including any supplement thereto), voting instruction forms, and other communications to the Contract owners with respect to the Contracts either in "camera ready" form or on a computer diskette in a form ready for immediate use, and such other assistance as may be reasonably necessary in order for the Fund to print and distribute such materials in a timely manner to existing or prospective Contract owners, as the case may be. Such materials may be, but are not required to be printed together with the SAI, proxy materials, and other communications or materials of the Fund. The expense of such printing and distributing shall be borne by the Fund or its Adviser, as appropriate, in accordance with applicable law.

         3.4 If and to the extent required by law the Companies each agree that they will:

               (i)  solicit voting instructions from Contract owners;

              (ii) vote the Fund shares in accordance with timely instructions received from Contract owners; and

             (iii) vote Fund shares for which: (a) no instructions have been received, and (b) Fund shares not attributable to a particular Contract owner, in the same proportion as shares of such Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Each Company reserves the right to vote Fund shares held in any Separate Account in its own right, to the extent permitted by law.

The Companies  shall be  responsible  for insuring  that each of their  Separate
Accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies.

         3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of Directors and with whatever rules the SEC may promulgate with respect thereto.

         3.6 As set forth in Section 7.1 it is understood and agreed that, except for information regarding the Companies, the Separate Accounts, CMFS, or the Contracts provided by them to either the Fund or Underwriter, the Companies are not responsible for the content of either the Fund's prospectus or its statement of additional information. As set forth in Section 8.2 and 8.3, it is also understood and agreed that, except with respect to information regarding the Fund, Adviser or the Portfolios, neither the Fund, nor the Adviser, nor the Underwriter are responsible for the content of the prospectus or SAI for the Contracts.

                  ARTICLE IV. Sales Material and Communications
                              with Contract Owners

         4.1 The Companies shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser or the Underwriter is named, at least fifteen Business Days prior to its use (or such different period as the parties hereto may, from time to time, agree to in writing). No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material, or such different period as the parties hereto may, from time to time, agree to in writing. All such materials will, if necessary, be filed with the NASD or any applicable state regulatory authority. Such materials will be presented in a form consistent with NASD rules and applicable state insurance or security advertising laws and regulations.

         4.2 The Companies and CMFS shall not give any information or make any representations or statements on behalf of the Fund, or concerning the Fund, the Adviser, or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such Registration Statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, the Adviser or the Underwriter or designee thereof, except with the permission of the Fund or the Underwriter or the designee of either.

         4.3 The Fund, Underwriter, or their respective designee(s) shall furnish, or shall cause to be furnished, to each Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Separate Account(s) and/or the Contract(s), is named at least fifteen Business Days prior to its use, or such different period as the parties hereto may agree upon from time to time in writing. No such material shall be used if either Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material, or such different period as the parties hereto may agree upon from time to time in writing. All such materials will, if necessary, be filed with the NASD or any applicable state regulatory authority. Such materials will be presented in a form consistent with NASD rules and applicable state insurance or security advertising laws and regulations.

         4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Companies or concerning the Companies, the Separate Accounts, the CML Funds or the Contracts other than the information or representations contained in the then current registration statement(s) or prospectus(es) for the Contracts or the CML Funds, as such registration statement(s) and prospectus(es) may be amended or supplemented from time to time, or in published reports for the Separate Accounts which are in the public domain or approved by the Companies for distribution to Contract Owners (or offerees), or in sales literature or other promotional material approved by the Companies or their designee, except with the permission of the Companies.

         4.5 The Fund will provide to the Companies at least one complete copy of all registration statements, annual and semiannual reports, prospectuses, SAIs, reports, proxy statements, sales literature or other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities. If any such filings directly discuss the Companies, the Separate Accounts, the Contract, or the CML Funds, the Fund shall obtain the approval, which approval shall not be unreasonably withheld, of such party concerning the statements relating to such party prior to filing or distributing such document(s).

         4.6 The Fund shall provide the Companies with copies of its annual and semiannual reports to shareholders as required by Section 30 of the 1940 Act, in a timely manner, and: (i) for annual reports, within a reasonable time after the end of each calendar year but prior to the time such reports are required to be mailed to shareholders by applicable law or regulation; and (ii) for semiannual reports, within a reasonable time after the end of the second fiscal quarter of each year. The Fund and the Company understand that the annual and semiannual reports may be consolidated with any Separate Account annual or semi-annual report to Contract Owners and printed in one booklet and that such booklet will be forwarded to Contract Owners and the SEC as required by Section 30 of the 1940 Act.

         4.7 The Companies will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIS, reports, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or a Separate Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities. If any filing directly discusses the Fund, the Adviser or the Underwriter, the Company or its designee shall obtain the approval of such party concerning the statements relating to such party prior to filing or distributing such documents.

         4.8 CMFS will, at all times, conduct its distribution activities in compliance with applicable state and federal rules and regulations concerning the distribution of variable life and annuity contracts. CMFS will require the same of other distributors with whom it enters into agreements to sell the Contracts.

         4.9 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), so called "broker-dealer only" material and registration statements, prospectuses, proxy materials, SAIs, annual and semiannual reports and any other shareholder reports or any other communications with the public that are designed to solicit sales of the Contracts.

         4.10 Each Party will provide the other Parties hereto with as much advance notice as is reasonably practicable and, if possible, with at least ninety (90) days advance notice, of any material change affecting that Party
(including, but not limited to, any material change in its registration statement or prospectus and in the case of the Fund, any proxy solicitation) and shall consult with the other Parties in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them whenever possible in conjunction with regular annual updates of the prospectuses for the Contracts and the Fund.


                          ARTICLE V. Fees and Expenses

         5.1 The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio, if permitted to do so, adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Companies or to CMFS if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter or other resources available to the Underwriter. Although no such payments are currently contemplated, if such payments are made in the future, such payments shall not be made directly by the Fund.

         5.2 Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this agreement. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and in accordance with applicable state laws (if required) prior to their sale.

         5.3 The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, printing and distributing the prospectus to the Contract owners, setting in type and distributing the proxy materials and annual and semiannual reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

                  ARTICLE VI. Diversification and Qualification

         6.1 The Fund and the Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to enable the Contracts to be treated as variable contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Underwriter represent and warrant that the Fund and each Portfolio thereof will at all times use their best efforts to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such section or regulation. In the event that any Portfolio is not so diversified, the Fund will notify the Companies and will use reasonable efforts to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

         6.2 No shares of any series or portfolio of the Fund will be sold to the general public.

         6.3 The Fund and the Adviser represent and warrant that the Fund and each Portfolio are or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that best efforts will be used to maintain such qualification (under Subchapter M or any successor or similar provisions) as long as shares of any Portfolio are held by the Separate Account.

         6.4 The Fund or the Adviser will notify the Companies immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

         6.5 Without in any way limiting or restricting any other remedies available to the Companies, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Sections 6.1 or 6.3 hereof, including all reasonable costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act), such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to the Companies and any federal income taxes or tax penalties or amounts paid in settlement incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure.

         6.6 The Companies agree that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Companies or, to either of the Companies' knowledge, of any Contract owner, that any Portfolio has failed to comply with the diversification requirements of
Section 817(h) of the Code or the Companies otherwise become aware of any facts that could give rise to any claim against the Fund or its affiliates as a result of such a failure or alleged failure: (i) the Companies shall promptly notify the Fund of such assertion or potential claim; (ii) the Companies shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure, (iii) the Companies shall use its best efforts to minimize any liability of the Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.8175(a), to the Commissioner of the IRS that such failure was inadvertent; (iv) the Companies, to the fullest extent practical, shall permit the Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlements, discussions or other administrative judicial proceedings or contests (including judicial appeals thereof) with the IRS, any Contract Owner or any other claimant regarding any claims that could give rise to liability to the Fund or its affiliates as a result of such a failure or alleged failure; and (v) any written materials to be submitted by the Companies to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2), (a) shall be provided by the Company to the Fund (together with any supporting information or analysis) at least five (5) business days prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by the Companies to any such person without the express written consent of a Fund officer and an Advisor officer which shall not be unreasonably withheld, (vi) the Companies shall provide the Fund or its affiliates and their accounting and legal advisors with such cooperation as the Fund shall reasonably request (including without limitation, by permitting the Fund and its accounting and legal advisors to review the relevant books and records of the Companies) in order to facilitate review by the Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure of alleged failure; (vii) the Companies shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of the Fund or its affiliates, which shall not be unreasonably withheld, provided that no Company shall be required to appeal any adverse judicial decision unless the Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and (viii) the Fund and its affiliates shall have no liability as a result of such failure or alleged failure if either Company fails to comply with any of the foregoing clauses (i) through (vii), and such failure is determined by a panel of arbitrator(s) acting under the Commercial Arbitration Rules of the American Arbitration Association to have materially contributed to the liability. Should the Fund or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, each Company may, in it discretion authorize the Fund or its affiliates to act in the name of the

Company in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event the Fund or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided further that in no event shall any liability to the Company exceed the amount which would have otherwise attached had the proposed settlement or compromise been accepted by the Fund.


                    ARTICLE VII. Potential Material Conflicts

         7.1 The Board of Directors of the Fund (the "Board") will monitor for the existence of any material irreconcilable conflict between the interests of the Contract Owners of all Separate Accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) and administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract Owners. The Board shall promptly inform each Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2 Each Company will immediately report any potential or existing conflicts of which it is aware to the Board and, in addition, provide the Board with a quarterly written statement that they know of no conflicts. Each Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues so raised. This includes, but is not limited to, an obligation by each Company to inform the Board whenever Contract Owner voting instructions are disregarded. Each Company agrees to carry out these responsibilities with a view only to the interest of Contract Owners.

         7.3 If it is determined by a majority of the Board, or a majority of its disinterested Directors, that a material irreconcilable conflict exists, each Company and any other Participating Insurance Companies whose Contract Owners are also affected shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (e.g., life insurance Contract Owners or variable Contract Owners of any

Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

         7.4 If a material irreconcilable conflict arises because of a decision by a Company to disregard Contract Owner voting instructions, and that decision represents a minority position or would preclude a majority vote, each Company may be required, at the Fund's election, to withdraw the affected Separate Account's investments in the Fund and terminate this agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No penalty or charge will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six (6) month period the Underwriter and the Fund shall continue to accept and implement orders by each Company for the purchase (and redemption) of shares of the Fund.

         7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to a Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Separate Account's investment in the Fund and terminate this Agreement with respect to such Separate Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Underwriter and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested Directors of the Board shall determine whether any proposed action by a Company adequately remedies any material irreconcilable conflict, but in no event will the Fund or its affiliates be required to establish a new funding medium for the Contracts. No Company shall be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by a vote of a majority of Contract owners materially affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then each Company with withdraw the Separate Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         Each Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interest of Contract owners.

         7.7 Each Company shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request that so it may carry out the obligations imposed on it by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted at any reasonable time deemed appropriate by the Board.

         7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then: (a) the Fund or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1 through 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


                          ARTICLE VIII. Indemnification

         8.1 Indemnification By The Companies

         8.1(a) The Companies agree to Indemnify and hold harmless the Fund, the Adviser, the Underwriter, and each Officer and Director of the Board and Directors and officers of the Adviser and the Underwriter and each person, if any, who controls the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of either of the Companies) or litigation (including reasonable legal and other related expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts prepared by or on behalf of either of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Companies by or on behalf of the Underwriter or the Fund for use in any Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Companies, CMFS, or persons under its control) or wrongful conduct of the Companies, CMFS, or persons under the control of either Company or CMFS, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information famished to the Fund by or on behalf of the Companies; or

               (iv) arise as a result of any material failure by the Companies or CMFS to provide the services and furnish the materials under the terms of this agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Companies or CMFS in this agreement or arise out of or result from any other material breach of this agreement by the Companies or CMFS, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b) The Companies shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this agreement or to the Fund or to the Underwriter or to the Adviser, whichever may be applicable.

         8.1(c) The Companies shall not be liable under this indemnification provision with respect to claim made against an Indemnified Party unless such Indemnified Party shall have notified the Companies in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Companies of any such claim shall not relieve the Companies from any liability which each may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Companies shall be entitled to participate, at their own expense, in the defense of such action. The Companies also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Companies to such party of the Companies' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d) The Indemnified Parties will promptly notify the Companies of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

         8.2 Indemnification by the Underwriter

         8.2(a) The Underwriter agrees to indemnify and hold harmless each Company and CMFS and each of its Directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other related expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts, and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the Registration Statement or prospectus or in sales literature prepared by or on behalf of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Companies for use in the Registration Statement or prospectus, or sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in any Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter, Fund, or Adviser or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts and/or the Separate Account, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or Underwriter; or

               (iv) arise as a result of any material failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this agreement or arise out of or result from any other material breach of this agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b), 8.2(c), and 8.2(d) hereof.

         8.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this agreement or to the Company or a Separate Account, whichever is applicable.

         8.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than in connection with this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d) In no event shall the Underwriter be liable under the indemnification provisions contained in this agreement to any individual or entity, including without limitation, the Companies, CMFS, or any Contract Owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from: (i) the failure by the Fund or any Portfolio to quality or maintain its qualification as a regulated investment company under Subchapter M of the Code; or (ii) the failure by the Fund or any Portfolio to comply with the diversification requirements of Section 817(h) of the Code.

         8.2(e) The Companies agree to promptly notify the Underwriter (or cause CMFS to notify the Underwriter), and to cause the Fund to be notified, of the commencement of any litigation or proceedings against it or any of its indemnified parties in connection with the issuance or sale of the Contracts or the operation of the Separate Accounts.

         8.3 Indemnification By the Fund

         8.3(a) The Fund agrees to indemnify and hold harmless each Company (including CMFS), and each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other related expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

               (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this agreement; or

               (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this agreement or arise out of or result from any other material breach of this agreement by the Fund, as limited by and in accordance with the provisions of Sections 8.3(b), 8.3(e) and 8.3(d) hereof, as limited by and in accordance with the provisions of sections 8.3(b), 8.3(c) and 8.3(d) hereof.

         8.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this agreement.

         8.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than in connection with this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d) In no event shall the Fund be liable under the indemnification provisions contained in this agreement to any individual or entity, including without limitation, the Companies or any Contract Owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from: (i) the failure by the Fund or any Portfolio to qualify or maintain its qualification as a regulated investment company under Subchapter M of the Code; or (ii) the failure by the Fund or any Portfolio to comply with the diversification requirements of Section 817(h) of the Code.

         8.3(e)  The  Company  agrees   promptly  to  notify  the  Fund  of  the
commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this agreement, the issuance or sale of the Contracts, with respect to the operation of the Separate Accounts, or the sale or acquisition of shares of the Fund.

         8.4 Indemnification by the Adviser

         8.4(a) The Adviser agrees to indemnify and hold harmless each Company, and each director and officer of each Company and each person, if any, who controls each Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), or settlements are related to the sale or acquisition of the Fund's shares and:

          (i) arise as a result of any failure by the Fund or any Portfolio of the Fund to qualify or maintain its qualification as a regulated investment company under Subchapter M of the Code or to comply with the diversification requirements of Section 817(h) of the Code; or

         (ii) arise out of or result from any material breach of any representation or warranty made by the Adviser in this agreement or arise out of or result from any other material breach of this agreement by the Adviser, as limited by and in accordance with the provisions of Sections 8.4(b), 8.4(c), and 8.4(d) hereof.

         8.4(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to the Adviser, the Fund, the Underwriter, or each Account, whichever may be applicable.

         8.4(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in this action, which approval shall not be unreasonably withheld. After notice from the Adviser to such Indemnified Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall cooperate fully with the Adviser and shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to such Indemnified Party under this agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         8.4(d) In no event shall the Adviser be liable under the indemnification provisions contained in this agreement to any individual or entity, including without limitation, the Companies or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from: (i) a breach of any representation, warranty, and/or covenant made by a Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by a Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provision of the 1940 Act (unless exempt therefrom); or (iii) the failure by a Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle), as life insurance, endowment or annuity contracts under applicable provisions of the Code.

         8.4(e) Each Company agrees to notify promptly the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this agreement, the issuance or sale of Fund shares or the Contracts, or the operation of any Account.


                           ARTICLE IX. Applicable Law

         9.1 This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Maryland.

         9.2 This agreement shall be subject, to the extent applicable, to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC grant and the terms hereof shall be interpreted and construed in accordance therewith.

         9.3 The Fund and the Companies acknowledge that the Separate Accounts and the Fund may be subject to laws and regulations that restrict the investment activities of Separate Accounts. Should either of the Companies become aware of any such law or regulation, in particular those laws and regulations concerning insurance laws or rules, the Companies shall notify the Fund of any such investment restriction, and the Fund agrees that it will cooperate with the Companies to assist them in taking reasonable measures to comply with any such rule or regulation.


                             ARTICLE X. Termination

         10.1 This agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party for any reason by six (6) months advance written notice delivered to the other parties; or

          (b) termination by either of the Companies by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio based upon the particular Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) termination by either of the Companies by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio in the event that any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Companies; or

          (d) termination by the Companies by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Companies reasonably believe that the Fund may fail to so qualify; or

          (e) termination by the Companies by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

          (f) termination by either the Fund, the Adviser, or the Underwriter by written notice to the Companies, if any of the Fund, the Adviser, or the Underwriter respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that such change or publicity will have a material adverse effect on the ability of either Company to perform its obligations related to the Contracts; or

          (g) termination by the Companies by written notice to the Fund, the Adviser, and the Underwriter, if any of the Companies shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund, the Advisor, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this agreement or is the subject of material adverse publicity and that such change or publicity will have a material adverse effect on the ability of the Fund, the Adviser, or Underwriter to perform its obligations related to the Fund's shares.

         10.2 Notwithstanding any termination of this agreement, the Fund and the Underwriter shall at the option of the Companies, continue to make available additional shares of the Fund pursuant to the terms and conditions of this agreement, for all Contracts in effect on the effective date of termination of this agreement (hereinafter referred to as "Existing Contracts"). Specifically, wtihout limitation, the owners the Existing Contracts shall be permitted to reallocate investments in the the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties hereto agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII terminations shall be governed by Article VII hereof.

         10.3 Except (a) as necessary to implement Contract owner-initiated transactions, (b) as required by state insurance laws or regulations, (c) as required pursuant to the conditions of any SEC order governing mixed and shared funding, or (d) with respect to any Portfolio as to which this Agreement has terminated pursuant to
Section 9.1 hereof, neither of the Companies shall: (i) redeem Shares attributable to Contracts (as opposed to Shares attributable to the Company's assets held in each Separate Account), or (ii) prevent Contract owners from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until six (6) months after the Company shall have notified the Fund of its intention to do so.


                               ARTICLE XI. Notices

         Any notice shall be sufficiently given when sent by registered or cerified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund or the Adviser:

                  OFFITBANK
                  520 Madison Avenue
                  New York, NY  10022-4203

                  Attention:  Stephen B. Wells

         If to the Companies, the Separte Accounts and/or CMFS:

                  C.M. Life Insurance Company
                  140 Garden Street
                  Hartford, Connecticut  06154

                  Attention:  General Counsel

         If to the Underwriter

                  OFFIT Funds Distributors, Inc.
                  c/o The OFFITBANK Variable Insurance Fund
                  237 Park Avenue, Suite 910
                  New York, New York  10017
                  Attention:  President

                           ARTICLE XII. Miscellaneous

         12.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         12.2 The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3 This agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4 If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the agreement shall not be affected thereby.

         12.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, state insurance regulators, and designee of the California Insurance Commission) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

         12.6 The rights, remedies and obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.7 Neither the Underwriter nor the Fund nor the Companies nor CMFS or any of their respective agents will knowingly induce or cause, or attempt to induce or cause either directly or indirectly, any Contract owner to lapse, terminate, surrender, or exchange a Contract or to discontinue making payments thereunder.

         12.8 This agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter upon prior written notice to the Companies, may assign this agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this agreement, (b) CMFS may, upon prior written notice to the Fund, assign this agreement or any rights or obligations hereunder to any affiliate or company under common control with CMFS, if such assignee is duly licensed and registered to perform the obligations of CMFS under this Agreement,
(c) the parties
hereto agree that this Agreement shall survive and the current rights and obligations of the parties shall continue, notwithstanding a merger between Massachusetts Mutual Life Insurance Company and Connecticut Mutual Life Insurance Company.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as the date specified below.

                                CONNECTICUT MUTUAL LIFE INSURANCE CO.,
                                ON BEHALF OF ITSELF AND ITS SEPARATE
                                ACCOUNT


                                By: /s/ David E. Sams, Jr.
                                    ----------------------
                                        David E. Sams, Jr.

                                Title:   President and Chief Executive Officer

                                Date:  1/31/96


                                C.M. LIFE INSURANCE COMPANY,
                                ON BEHALF OF ITSELF AND ITS SEPARATE
                                ACCOUNTS

                                By: /s/ David E. Sams, Jr.
                                    ----------------------
                                        David E. Sams, Jr.

                                Title:  President

                                Date:  1/31/96

                                OFFITBANK VARIABLE INSURANCE FUND, INC.


                                By: /s/ Gordon Forrester
                                ------------------------
                                        Gordon Forrester
                                Title:  Assistant Treasurer

                                Date:  1/30/96



                                OFFIT FUNDS DISTRIBUTOR, INC.


                                By: /s/ Gordon Forrester
                                ------------------------
                                        Gordon Forrester
                                Title:  Vice President

                                Date:  1/31/96

                                OFFITBANK


                                By: /s/ Stephen Brent Wells
                                ---------------------------
                                        Stephen Brent Wells
                                Title:  Managing Director

                                Date:  1/30/96



                                CONNECTICUT MUTUAL FINANCIAL
                                SERVICES, L.L.C.


                                By: /s/ Maureen Ford
                                --------------------
                                        Maureen Ford
                                Title:  Vice President

                                Date:  1/31/96

                         SCHEDULE A - Separate Accounts


         C.M./OFFITBANK Variable Annuity Separate Account

         CML/OFFITBANK Variable Annuity Separate Account

                                   SCHEDULE B


Variable Annuity Contracts

         CM/OFFITBANK Variable Annuity Contract

         CM/OFFITBANK Variable Annuity Contract (NY)

                                   SCHEDULE C


Portfolios offered by the Fund

         (1.)     OFFITBANK VIF -- HIGH YIELD

         (2.)     OFFITBANK VIF -- Investment Grade Global Debt Fund

         (3.)     OFFITBANK VIF -- Emerging Markets Fund

         (4.)     OFFITBANK VIF -- Total Return Fund

         (5.)     OFFITBANK VIF -- Global Convertible Fund